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                                   EXHIBIT 5


Attorneys at Law                                  Suite 310
Sims Moss Kline & Davis LLP                       400 Northpark Town Center
A Limited Liability Partnership                   1000 Abernathy Road, N.E.
                                                  Atlanta, Georgia 30328
                                                  Telephone: (770) 481-7200
                                                  Facsimile: (770) 481-7210


                                                  Raymond L. Moss
                                                  Direct Dial: (770) 481-7201
                                                  Email: rlmoss@smkdlaw.com


March 12, 1999


American Artists Entertainment Corporation
6600 Peachtree Dunwoody Road
Building 600, Suite 250
Atlanta, Georgia 30328

         Re:      Registration Statement on Form S-8 Relating to Consulting
                  Agreements

Gentlemen:

         With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by American Artists Entertainment Corporation, a Missouri corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 1,200,00 shares of the Company's Class A common stock, par value of $0.001 per share, for issuance pursuant to the Consulting Agreements (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 1,200,000 shares covered by the Registration Statement in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                          Sincerely,

                                          SIMS MOSS KLINE & DAVIS LLP



                                          By: /s/  Raymond L. Moss
                                          -------------------------------------
                                          Raymond L. Moss



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